                                                                   Exhibit 10.52

                                 BUILD TO SUIT
                           INDUSTRIAL LEASE AGREEMENT

                                    BETWEEN
              INDUSTRIAL DEVELOPMENTS INTERNATIONAL (TEXAS), L.P.
                                  AS LANDLORD
                                      AND
                            ACT MANUFACTURING, INC.
                                   AS TENANT

                                  LEASE INDEX
                                  -----------

               Section                        Subject
               -------  ---------------------------------------------------
                     1  Basic Lease Provisions
                     2  Demised Premises
                     3  Term
                     4  Base Rent
                     5  Intentionally Omitted
                     6  Additional Rent
                     7  Use of Demised Premises
                     8  Insurance
                     9  Utilities
                    10  Taxes and Other Impositions
                    11  Maintenance and Repairs
                    12  Tenants' Personal Property; Indemnity
                    13  Tenant's Fixtures
                    14  Signs
                    15  Landlord's Lien
                    16  Governmental Regulations
                    17  Environmental Matters
                    18  Construction of Demised Premises
                    19  Tenant Alterations and Additions
                    20  Services by Landlord
                    21  Fire and Other Casualty
                    22  Condemnation
                    23  Tenant's Default
                    24  Landlord's Right of Entry
                    25  Lender's Rights
                    26  Estoppel Certificate and Financial Statement
                    27  Landlord Liability
                    28  Notices
                    29  Brokers
                    30  Assignment and Subleasing
                    31  Termination or Expiration
                    32  Late Payments
                    33  Rules and Regulations
                    34  Dispute Resolution Procedure
                    35  Miscellaneous
                    36  Special Stipulations
                    37  Lease Date
                    38  Authority
                    39  No Offer Until Executed

     Exhibit "A"    Legal Description
     Exhibit "A- I" Site Plan
     Exhibit "A-2"  Floor Plan
     Exhibit "A-311 Elevation Plan
     Exhibit "A-4"  Preliminary Construction Specifications
     Exhibit "B"    Permitted Encumbrances
     Exhibit "C"    Rules and Regulations
     Exhibit "D"    Protective Covenants
     Exhibit "E"    Special Stipulations
     Exhibit `IF"   Certificate of Authority
     Exhibit "G"    Signage Criteria

                                 BUILD TO SUIT
                                 -------------
                           INDUSTRIAL LEASE AGREEMENT
                           --------------------------

     THIS LEASE AGREE (this "Lease") is made as of the Lease Date (as defined in
Section 37) by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL (TEXAS), L.P., a Georgia limited partnership ("Landlord"), and ACT MANUFACTURING, INC., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                                  WITNESSETH:

     1. Basic Lease Provisions. The following constitute the "Basic Lease Provisions" of this Lease:

          (a) Demised Premises:    Exhibit "A" attached hereto

          (b) Building Square Footage: approximately 100,000 sq. ft.

          (c)  Annual Base Rent:

               Lease Years 1 - 5 $836,004.00 (as may be adjusted pursuant to Special Stipulation l(d))

               Lease Years 6 - 10 $962,004.00 (as may be adjusted pursuant to Special Stipulation l(d))

          (d)  Monthly Base Rent Installments

               Lease Years 1 - 5    $69,667.00

               Lease Years 6 - 10   $80,167.00

          (e) Lease Commencement Date: The later to occur of Substantial Completion, as defined in Section 3 (b) or March 21, 2001

          (f) Base Rent Commencement Date: same as above

          (g)  Primary Term: 10 years

          (h)  Security Deposit: $0.00

          (i)  Reserved

          (j) Permitted Use: Office, research and development, light manufacturing and warehouse uses and other uses reasonably incidental thereto, all as permitted by applicable laws, rules and regulations

          (k)  Addresses for notice:

              Landlord:  Industrial Developments International
                         (Texas), L.P.
                         c/o Industrial Developments International, Inc. 3424 Peachtree Road, N.E., Suite 1500
                         Atlanta, Georgia 30326
                         Attn:  Manager - Lease Administration

                Tenant:  ACT Manufacturing, Inc.
                         2 Cabot Road
                         Hudson, Massachusetts 01749
                         Attn: Chief Financial Officer

               with a copy to the Demised Premises

          (l)  Address for rental payments:

                         Industrial Developments International (Texas), L.P. c/o IDI Services Group, Inc,
                         P. 0. Box 281464
                         Atlanta, Georgia 30384-1464

          (m)  Broker(s):  Grubb & Ellis
                           Spaulding & Slye

     2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, that certain parcel of real property more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land") situated in Plano Business Park (the "Project"), located in Collin County, Texas, together with and including all buildings, structures, driveways, parking lots, walkways, landscaping and other appurtenances thereto and all other improvements, with the consent of Tenant, at anytime during the term of this Lease erected, or situated thereon including specifically, but, without limitation, a building (the "Building") to be constructed containing approximately 100,000 square feet (measured on a "drip-line" basis from the outside of the exterior walls of the Building) of office and warehouse space, of which approximately 14,800 square feet shall be office space and to be located on the Land as shown on Exhibit "A- 1" attached hereto, and all other improvements including all driveways, parking lots, walkways, landscaping and other appurtenances thereto (collectively, the "Demised Premises") subject only to the matters on Exhibit "B" attached hereto and the Protective Covenants attached hereto as Exhibit "D", which will be amended following the Lease Date to include the Property (herein referred to collectively as "Permitted Encumbrances"), all upon the terms and conditions hereinafter set forth. The Demised Premises including the Building shall be developed and constructed by Landlord substantially in accordance with the Preliminary Drawings prepared by

MacGregor Associates Architects and/or Goodwin & Marshall, Inc., attached hereto as Exhibit "A-1" (herein, the "Site Plan"); Exhibit "A-2" (herein, the "Floor Plan") and Exhibit "A-3" (herein, the "Elevation Plan"), and the construction specifications attached hereto as Exhibit "A-4" (herein "Preliminary Construction Specifications"), (the plans and specifications as shown on Exhibits "A-1" through "A-4" are herein, collectively the "Preliminary Plans") and in accordance with the terms of Section 18 hereof. The Building and improvements comprising the Demised Premises shall be located substantially as shown on the Site Plan. [see Special Stipulation l(d)]

     3.  Term.

          (a) To have and to hold the Demised Premises for

          (i) a preliminary term (the "Preliminary Term") which shall commence on the Lease Date and shall expire on the Lease Commencement Date, as defined herein; and

          (ii) a primary term (the "Primary Term") which shall commence on the Lease Commencement Date and shall expire one hundred twenty (120) calendar months thereafter (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term"). The Term shall end on the final day thereof without the requirement of notice from either party to the other.

          (b) For purposes of this Lease, the term "Substantial Completion" or any grammatical variation thereof shall mean sufficient completion of construction of the Demised Premises in accordance with the Plans and Specifications (as defined in Section 18), so that Tenant can lawfully occupy the Demised Premises, as evidenced by the delivery by Landlord to Tenant of (i) a Certificate of Occupancy or its equivalent (or Temporary Certificate of Occupancy or its equivalent) for the Building issued by the appropriate governmental authority if so required by applicable law, and (ii) a Certificate of Substantial Completion on standard AIA Form G-704 certified by the project architect, MacGregor Associates Architects (the "Architect"). In the event completion to such extent is delayed because of Tenant Delay, as defined herein, then Substantial Completion shall be deemed to mean the date when the Demised Premises would have been completed to such extent but for such Tenant Delay, as determined by the Architect. In the event Tenant shall dispute the determination of such date by the Architect, the parties shall utilize the Dispute Resolution Procedure as defined in Section 34, with Qualified Architects serving as Officials. For purposes of this Lease, the Architect shall be deemed a "Qualified Architect" for Landlord.

          (c) The Lease Commencement Date and the Expiration Date, when determined as herein provided, shall be evidenced by a supplemental agreement to be executed upon the request of either party to the other party hereto.

          (d) The term "Lease Year", as used in this Lease, shall mean the twelve (12)-month period commencing on the Base Rent Commencement Date, and each twelve (12)-month period thereafter during the Term; provided, however, that (i) the first Lease Year will include the period between the Lease Commencement Date and the Base Rent Commencement Date, if applicable, and (ii) if the Base Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the period between the Base Rent Commencement Date and the end of the calendar month in which the Base Rent Commencement Date occurs and shall extend through the end of the twelfth (12th) full calendar month following the Base Rent Commencement Date.

     4.  Base Rent.  Tenant shall pay to Landlord at the address set forth in
Section 1(1) as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States the annual amount set forth in Section 1(c) payable in equal monthly installments as set forth in Section l(d) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per them basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

     5.  Intentionally Omitted.

     6. Additional Rent. Any amounts required to be paid by Tenant under this Lease (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease, including, without limitation, any expenses incurred for taxes, insurance, maintenance, repairs, replacements, management fees (not to exceed one percent (1%) of Base Rent), owner's association dues and assessments, landscaping, utilities and other charges assessed against or attributed to the Demised Premises which are the obligation of Tenant hereunder, shall be considered additional rent (herein, "Additional Rent") payable in the same manner and upon the same terms and conditions as Base Rent reserved hereunder except as expressly set forth herein to the contrary. Additional Rent shall include, and Tenant shall and does hereby agree to pay directly, or to reimburse Landlord upon demand for, as Landlord may direct any and all (i) management fees (not to exceed one percent (1%) of Base Rent), (ii) owner's association dues, assessments and/or fees assessed against or attributed to the Demised Premises pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, (iii) landscape maintenance and utilities costs and charges, and (iv) all other such charges or costs paid by Landlord with respect to or imposed or assessed upon or against the Demised Premises from time to time throughout that portion of the Term (and any extension thereof) commencing with the Lease Commencement Date. Any failure on the part of Tenant to pay such Additional Rent when due shall entitle Landlord to the remedies available to it for non-payment of Base Rent, including, without limitation, late charges and interest thereon at the Interest Rate (as herein defined) pursuant to Section 32 hereof.

Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date. Notwithstanding anything to the contrary contained herein, the term "Additional Rent" shall not include (i) controllable expenses incurred through the use of parties affiliated with Landlord, to the extent such expenses exceed market rates, (ii) expenses attributable to items covered by Landlord's Warranty (hereinafter defined) or which are otherwise covered by warranty, (iii) expenses attributable to a breach of Landlord's representations contained in paragraph 18(h) hereof, and (iv) costs of capital improvements unless such costs are incurred for the purpose of causing a material decrease in Additional Rent or are made with respect to improvements to comply with laws, ordinances or regulations, and then only to the extent of the amortization of such expenditures over the useful life of such capital item.

     7.  Use of Demised Premises.

          (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(j) and for no other purpose.

          (b) Tenant will permit no liens arising by, through or under Tenant to attach or exist against the Demised Premises, and shall not commit any waste.

          (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for any tenant of Landlord occupying an adjoining building, its customers, agents, licensees or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

          (d) Tenant shall not in any way violate any law, ordinance or any restrictive covenant affecting the Demised Premises as shown by and included in the Permitted Encumbrances, including specifically, but without limitation, the Protective Covenants (as defined in Section 33), and shall not in any manner use the Demised Premises so as to cause cancellation of, or prevent the use of the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants, including specifically, but without limitation, the Protective Covenants, and not on any such information provided by Landlord or any of its agents or employees.

     8. Insurance

          (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

          (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than Three Million Dollars ($3,000,000.00) and to have general aggregate limits of not less than Five Million Dollars ($5,000,000.00) for each policy year, provided, however, such amounts can be met in combination with umbrella insurance coverage, provided (x) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured under such umbrella policy as their interests may appear, (y) such umbrella policy contains a "per location aggregate" endorsement, and (z) the requirements set forth in Section 8 of the Lease are otherwise satisfied. The insurance coverage required under this
Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 12 and, if necessary, the policy shall contain a contractual endorsement to that effect.

          (ii) (A) insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the Building and all other improvements now or hereafter located on the Land, having a deductible not greater than Fifty Thousand Dollars ($50,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than 100% of the actual replacement value of such Building and improvements. Landlord shall have the right to require from Tenant, not more often than once every twelve (12) months, reasonable evidence of the agreed upon replacement cost value of the Building;

               (B) insurance on the "All-Risk" or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in clause (A) above and by reason of any service interruptions in an amount equal to Base Rent and all Additional Rent for at least twelve (12) months following the occurrence of such casualty;

               (C) if applicable, boiler and machinery insurance covering losses to or from any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations which are located at the Demised Premises or on any other building systems for which such coverage is available, in amounts determined by Tenant to be appropriate or for such higher amounts as may at any time be reasonably required by Landlord and having a deductible of not more than Fifty Thousand Dollars ($50,000.00); coverage shall be on a broad form comprehensive basis including loss of income with a limit of at least an amount which is reasonably acceptable to Landlord; and

               (D) worker's compensation insurance to the extent required by the laws of the state in which the Demised Premises are located and employees liability insurance in the amount of at least $ 1,000,000.00.

          (b) All policies of the insurance provided for in Section 8(a) shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than "A+," and financial size of not less than Class XII, in the most current available "Best's Insurance Reports", and licensed to do business in the state in ,which the Building is located. Tenant shall have the right to increase the deductible amounts under the policies of insurance required by Sections 8(a)(ii)(A) and (C) above, subject to the approval of Landlord, such approval not to be unreasonably withheld; provided, however, that Landlord shall be entitled to withhold such approval unless Tenant is able to demonstrate that the requested increase in any such deductible is commercially reasonable for improvements comparable to the Building. Each and every such policy:

          (i) shall name Landlord as well as Landlord's Lender, as defined in
Section 25, and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii) shall also name Landlord as "loss payee";

          (ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to delivery of possession of the Demised Premises to Tenant and thereafter within fifteen
(15) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

          (iii) shall contain a provision that the insurer waives any right of subrogation against Landlord on account of any loss or damage occasioned to Tenant, its property, the Demised Premises or its contents arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder;

          (iv) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least fifteen (15) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

          (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

          (c) Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds; provided, however, that:

          (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

          (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

          (iii) any such policy or policies shall specify therein the amount of the total insurance allocated to the Tenant's improvements and property; and

          (iv) the requirements set forth in this Section 8 are otherwise satisfied.

          (d) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

          (e) Each party may, at any time, but not more than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in Section 8 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances. The review shall be undertaken on a date and at a time set forth in a party's notice requesting a review and shall be conducted at the Demised Premises. If the parties are, after a review, unable to agree on either the coverage or the limits, then the parties shall employ the Dispute Resolution Procedure (as defined in Section 34) with insurance advisors having at least ten (10) years experience in insurance for commercial and industrial properties serving as Officials. In rendering the decision the Officials shall consider the requirements of Section 8; the cost of the insurance to be obtained, inflation, changes in condition, and the insurance then being carried by similar industrial use developments in the area of the Project.

     9. Utilities. Commencing on the Lease Commencement Date (or such earlier date-as Tenant physically occupies all or any portion of the Demised Premises, regardless of whether or not Tenant conducts business operations during such period of occupancy) and continuing through the remainder of the Term, Tenant shall be responsible for maintaining the portion of the utility lines located between the Land boundary line and the Building and Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to tenants next due payment, as Additional Rent.

     10.  Taxes and Other Impositions.

          (a) Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be solely obligated for the costs of all real estate taxes and other impositions for the Demised Premises, including the Building and the Land, and Tenant agrees to pay all installments of such imposition which accrue during the Term. If any real estate taxes or other impositions for the Demised Premises are payable in arrears, Tenant agrees to pay to Landlord Tenant's share of such taxes attributable to the last year of the Term within thirty (30) days after Tenant receives from Landlord evidence of the actual amount due for such last year. This provision shall expressly survive the expiration or termination of this Lease in order to settle up Tenant's pro rata share of such taxes for the final Lease Year of the Term.

          (b) Real estate taxes and other impositions shall mean all ad valorem taxes, water and sanitary taxes, assessments, liens, licenses and permit fees or any other taxes imposed, assessed or levied against the Land and the Demised Premises, and all other charges, impositions or burdens of whatever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be created, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Demised Premises, the Land, or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Demised Premises, or upon this transaction or any documents to which Tenant is a party or successor-in-interest, or against Landlord because of Landlord's estate or interest herein, by any governmental authority, or under any law, including among others, all rental, sales, use, inventory or other similar taxes and any special tax bills and general, special or other assessments and liens or charges made on local or general improvements or any governmental or public power or authority whatsoever.

          (c) Notwithstanding the foregoing, if any imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before the Lease Commencement Date or ends after the expiration date of the Term (other than an expiration date of the Term by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that portion of such imposition which is equal to the proportion of said period which falls within the Term. If Tenant is permitted to pay (by the assessing and collecting authorities) and elects to pay any imposition in installments, Tenant shall nevertheless pay any and all installments thereof which are due prior to the expiration of the Term or sooner termination of the Term. Nothing contained in this Lease shall require Tenant to pay any income or excess profits or taxes assessed against Landlord, or any corporation, capital stock and franchise taxes imposed upon Landlord. Landlord agrees to deliver to Tenant copies of all such notices of real estate taxes and impositions which Landlord receives.

          (d) Landlord and Tenant shall cooperate in attempting to have the tax bills for the Demised Premises sent directly to Tenant. Landlord shall forward tax bills and all notices with respect thereto related to the Demised Premises to Tenant promptly after Landlord's receipt thereof Tenant shall furnish Landlord evidence of the payment of all real estate taxes and impositions related to the Demised Premises at least ten (10) days before the last day upon which they may be paid without any fine, penalty, interest or additional cost. If Tenant fails to pay the real estate taxes and impositions related to the Demised Premises when due and Landlord elects to pay the real estate taxes and impositions related to the Demised Premises, Tenant agrees to pay Landlord such real estate taxes and impositions attributable to the Demised Premises so paid by Landlord, within thirty (30) days after receipt of written notice from Landlord.

     11.  Maintenance and Repairs.

          (a) Tenant's Obligations. From and after the Lease Commencement Date and throughout the Term, Tenant shall, at its own cost and expense, except as provided in Section 11(b) below, maintain the Demised Premises, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems. During the Term, Tenant shall maintain in full force and effect a service contract for the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant's obligations to repair and maintain the Demised Premises shall also include, without limitation, repair, maintenance and replacement of all plumbing and sewage facilities within and about the Demised Premises (excluding however, the portion of water and sewer lines between the boundary of the Land and Building, which shall be Landlord's responsibility), fixtures, interior walls, floors (including floor slabs), ceilings, windows, doors, storefronts, painting and caulking, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises including, without limitation, exterior lighting and fencing, and any sidewalks, parking areas and access ways (including, without limitation, curbs and striping) upon the Demised Premises and the landscaping and grounds surrounding the Building. All glass, both interior and exterior, is at the sole risk of Tenant; and any broken glass shall be promptly replaced at Tenant's expense by glass of like kind, size and quality. Unless the same is caused solely by the negligent action or inaction of Landlord, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

          (b) Landlord's Obligations. Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab) and structural frame of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant, Tenant's employees, agents or any other party acting on behalf of Tenant, the cost of which shall be the responsibility of Tenant. Landlord shall also be responsible for maintaining the landscaping at the Demised Premises, but shall pass all costs reasonably and actually (i.e. with no mark up) incurred in connection therewith to Tenant, which Tenant agrees to pay as Additional Rent hereunder.

     12. Tenant's Personal Property, Indemnity. All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence of any third persons, or any act of God, other than Landlord. As to bodily injury or property damage (including personal property of Tenant), Landlord shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord harmless in all such cases, except to the extent occasioned by any negligence of Landlord, its agents, employees or contractors. Tenant further agrees to reimburse Landlord for any reasonable costs or expenses, including without limitation, reasonable attorneys' fees which Landlord may actually and reasonably incur in investigating, handling or litigating any such claim against Landlord by a third person. Tenant shall have the option to defend Landlord with counsel selected by Tenant and reasonably acceptable to Landlord. Landlord agrees to indemnify and save Tenant harmless from any liability, cost or expenses arising from or occasioned by any negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Section 12 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

     13. Tenant Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided Tenant is not then in default under the terms of this Lease and any applicable grace period has not expired with the default having not been cured; provided, however, that prior to the expiration of the Term, Tenant shall remove said trade fixtures from the Demised Premises and repair and restore any damage or injury to the Demised Premises (to the condition in ,which the Demised Premises existed prior to such installation) caused by the installation and/or removal thereof.

     14. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building,, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, ,which approval shall not be unreasonably withheld or delayed and which conform to all applicable laws and/or ordinances and the Protective Covenants and to the Signage Criteria attached hereto as Exhibit G. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant, at Tenant's sole cost and expense.

     15. Landlord's Lien. Notwithstanding any other provision hereof to the contrary, Tenant does hereby grant to Landlord, and Landlord shall have at all times, a security interest in and valid first lien upon all of the personal property and trade fixtures of Tenant situated in and upon the Demised Premises to secure the obligations of Tenant for all Base Rent, Additional Rent and other sums to become due hereunder and the performance by Tenant of each and all of Tenant's other covenants and obligations hereunder. The security interest and lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of chattel mortgages or in any other manner provided or permitted by law. Upon the written request of Tenant, Landlord agrees to subordinate its Landlord's liens to any lender not affiliated with Tenant providing inventory, equipment or operating capital financing.

     16. Governmental Regulations. Tenant shall promptly comply throughout the Term of this Lease, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Demised Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Demised Premises or to the sidewalks, parking areas, curbs and access ways adjoining the Demised Premises. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Demised Premises, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense and in compliance with Section 19 hereof Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.

     17.  Environmental Matters.
          ---------------------

          (a)  For purposes of this Lease:

          (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

          (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

          (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

          (b) Landlord represents that, except as set forth in environmental reports delivered by Landlord to Tenant (i) to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises and (ii) to Landlord's actual knowledge, no Hazardous Substances are present on or under the Land as of the date of this Lease.

          (c) Tenant represents that all its activities on the Demised Premises or the Project during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants that to the best of its knowledge it is currently in compliance with all applicable Environmental Laws and that there are no pending or overtly threatened notices in writing of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental

Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises. Tenant warrants that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

          (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Demised Premises, in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises.

          (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or any of its subsidiaries or affiliates, or any of Tenant's or such subsidiaries' or affiliates' agents, contractors, employees, licensees or invitees (collectively, "Tenant's Affiliates") into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps-reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

          (f) Regardless of any consents granted by Landlord pursuant to Section 17(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project; or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

          (g) Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own negligence or willful act), by reason of the storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 17. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all reasonable legal and professional fees (to the extent the same are reasonable) and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

     18.  Construction of Demised Premises.

          (a) Within thirty (30) days after the date hereof, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications (collectively, the "Plans and Specifications") based upon the Preliminary Plans, covering all work to be performed by Landlord in constructing the Building and other improvements which shall be a part of the Demised Premises. Tenant shall have five (5) days after receipt of the Plans and Specifications in which to review and to give to Landlord in original also written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the size of the Demised Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the Preliminary Plans. If Tenant fails to approve or request changes to the Plans and Specifications by five (5) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant (herein referred to as a "Change Order") shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests any Change Order and, as a result thereof, completion of construction of the Improvements is delayed beyond the Lease Commencement Date, the Term and Tenant's obligation to pay Base Rent hereunder shall nevertheless begin on the Lease Commencement Date. Tenant may by Change Order replace the materials called for in the Plans and Specifications with comparable materials, or with materials of a higher grade, but Tenant shall have no right to change the materials to materials which, in Landlord's sole opinion, are of an inferior grade or quality to those called for in the Plans and Specifications. The aggregate cost of all such Change Orders in excess of the costs reflected in the Plans and Specifications shall be paid in cash by Tenant to Landlord upon Landlord's submission to Tenant of written request for payment of such additional cost and not later than the Lease Commencement Date. The cost to Tenant for preparing and administering Change Orders shall be Landlord's cost.

          (b) Landlord shall, at its sole cost and expense, construct the Building and other improvements pursuant to the Plans and Specifications, and in accordance with the terms and conditions of this Lease ("Landlord's Work"). Landlord shall make no changes to the Plans and Specifications without Tenant's written consent, with the exception of immaterial details which will not affect Tenant's use and occupancy of the Building and other improvements. Landlord shall have the final Plans and Specifications sealed by the Architect, obtain all required building permits, certificates and licenses and thereafter, in accordance with all applicable law and insurance requirements, perform Landlord's Work in a diligent and good workmanlike manner, subject to Ordinary Delay and Tenant Delay (as those terms are defined below).

          (c) Landlord shall use reasonable speed and diligence to achieve Substantial Completion, at Landlord's sole cost and expense, on or before March 21, 2001. In the event that Landlord is unable to Substantially Complete the Demised Premises for occupancy by Tenant on or before March 21, 2001, as extended by Ordinary Delay and Tenant Delay (as defined below), the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date shall be postponed one day for each day Substantial Completion is delayed until the Demised Premises are Substantially Complete, unless the Delay was a Tenant Delay (as defined below) in which event no adjustment shall be made for the number of days of Tenant Delay. In addition, in the event that Landlord is unable to achieve Substantial Completion on or before March 22, 2001, as extended by Ordinary Delay and Tenant Delay (as defined below) (the "Penalty Date"), then from and after the adjusted Rent Commencement Date, Tenant shall receive a credit against Base Rent equal to two (2) days of Base Rent for each day of Delay (excluding Tenant Delay) beyond the Penalty Date until said credit is fully realized by Tenant, as its sole remedy.

          (d)  Reserved

          (e) The Substantial Completion target date of March 21, 2001 and the Penalty Date shall be extended for one (1) day for each day that Substantial Completion is delayed:

          (i) as a result of the failure by Tenant to timely approve or disapprove the Plans and Specifications, or as a result of Change Orders or other changes requested by Tenant in the Plans and Specifications after the Tenant's approval thereof (collectively referred to herein as "Tenant Delay"); or

          (ii) due to national strikes or other national labor troubles not specific to the Demised Premises, war or other national emergency, accidents, floods, fire, damage or other casualties, abnormal weather or acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises (collectively referred to herein as "Ordinary Delay"). The inability or refusal of Landlord to make any monetary payment shall not constitute or result in an Ordinary Delay.

          (f) On or prior to the date of Substantial Completion of the Demised Premises; a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and, within fifteen (15) days thereafter, generate a punchlist of defective or uncompleted items relating to the completion of construction of the improvements within the

Demised Premises (the "Punchlist"), which Punchlist shall indicate the estimation by the parties of the cost of each item. Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the Punchlist.

          (g) Upon the Lease Commencement Date, Tenant shall execute and deliver to Landlord a letter confirming (i) the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date of this Lease, (ii) that Tenant accepts the Demised Premises subject only to Landlord's completion of the items listed on the Punchlist.

          (h) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of Landlord's Work will be of good quality and new and in conformity with all applicable laws, ordinances, rules and regulations, that such work will conform to the Plans and Specifications and that during the one (1) year period following the date of Substantial Completion of Landlord's Work, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder (the foregoing referred, to herein as "Landlord's Warranty"). This warranty shall exclude damages or defects caused by abuse by Tenant and Tenant's Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

     19.  Tenant Alterations and Additions.

          (a) Except as to any nonstructural alterations, improvements, or additions to the Demised Premises (collectively a "Tenant Change"), ,which Tenant Changes individually cost less than $25,000, Tenant shall not make or permit to be made any other Tenant Change without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold or delay) and Lender's prior written consent (if such consent is required). With respect to any such Tenant Change requiring Landlord's prior written consent, Landlord may require that Tenant furnish Landlord with a full set of plans and specifications for any such Tenant Change prior to the commencement thereof together with an original builder's risk policy of insurance in form and amount of coverage reasonably acceptable to Landlord, showing Tenant as named insured, and Landlord and Lender (if applicable) as loss payees. If Landlord, at the time of giving its approval to any Tenant Change, notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the termination of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant Change.

          (b) All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with firstclass materials and, upon completion of any Tenant Change, Tenant shall furnish to Landlord "as-built" drawings showing the location and type thereof. No Tenant Change shall impair the structural strength of the Building or reduce its value, Tenant shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any materialmen's or mechanics' liens upon the Building or the Demised Premises, and Tenant shall pay the fall cost of any Tenant Change and Tenant shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12 hereof, all Tenant Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the Term. With respect to any Tenant Change, whether or not requiring Landlord's prior consent, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary or as required to comply with any law.

          (c) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any reasonable attorneys' fees, reasonable paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

     20. Services by Landlord. From and after the Lease Commencement Date, Landlord shall be responsible for providing no services to the Demised Premises whatsoever, except for the services for which Landlord is specifically obligated pursuant to Section 18 (f) and (h) or as otherwise specifically provided for herein.

     21.  Fire and Other Casualty.

          (a) If the Building or other improvements on the Land shall be damaged or destroyed by fire or other casualty, Tenant, at Tenant's sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies (subject to the approval of the Lender (if applicable) and of Landlord) and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such Building and other improvements, so as to restore the Demised Premises to the condition in which they were immediately prior to such damage or destruction. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall be held by the Lender (provided that such Lender is a bank, savings association, insurance company or other similar institutional lender; herein called "Institutional Lender"), or, if no Institutional Lender then holds a Mortgage on the Demised Premises, by any national or state chartered bank which is reasonably acceptable to Landlord and Tenant; and the Net Insurance Proceeds shall be released for the purpose of paying the fair and reasonable cost of restoring such Building and other improvements. Such Net Insurance Proceeds shall be released to Tenant, or to Tenant's contractors, from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and Lender (if the Lender so requires), including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Demised Premises Tenant shall be obligated to pay such deficiency and the amount of any such deductible. Notwithstanding the foregoing, if the Net Insurance Proceeds are less than Twenty-Five Thousand Dollars ($25,000.00), and if the Lender agrees in writing, such Net Insurance Proceeds may be held by Tenant and used by Tenant to pay the fair and reasonable cost of restoring such Demised Premises and other improvements. If the Net Insurance Proceeds exceed the full cost of the repair, rebuilding or replacement of the damaged Building or other improvements, then the amount of such excess Net Insurance Proceeds shall be paid to Tenant upon the completion of such repair, rebuilding or replacement. Landlord agrees not unreasonably to withhold or delay any approvals required to be obtained by Tenant from Landlord pursuant to the provisions of this Section 21 (a).

          (b) Whenever Tenant shall be required to carry out any work or repair and restoration pursuant to this Section 21, Tenant, prior to the commencement of such work, shall deliver to Landlord for Landlord's prior approval (which shall not be unreasonably withheld or delayed) a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required from any governmental authority having jurisdiction. After completion of any major repair or restoration, Tenant shall, as soon as reasonably possible, obtain and deliver to Landlord a Certificate of Substantial Completion from the inspecting architect and a permanent Certificate of Occupancy (or amended Certificate of Occupancy), if required by applicable laws, issued by the appropriate authority with respect to the use of the Demised Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by Tenant in a good and workmanlike manner with materials at least equal in quality to the original materials used therefor prior to the damage or destruction. If, after a default by Tenant that is continuing, Landlord shall carry out any such work or repair and restoration pursuant to the provisions of this Section 21, then Landlord shall be entitled to withdraw monies held for application to the costs of such work from time to time as such costs are incurred.

     22.  Condemnation.

          (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Tenant is deprived of possession of all of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

          (b) In the event of a taking of "Substantially All of the Demised Premises" (as herein defined), Tenant may, at its option, upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty (60) days following the taking, have the right to terminate this Lease. All Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, "Substantially All of the Demised Premises" shall mean (i) so much of the Demised Premises as, when taken, leaves the untaken portion unsuitable, in the reasonable opinion of Tenant, for the continued feasible and economic operation of the Demised Premises by Tenant for the same purposes as immediately prior to such taking or as contemplated herein, (ii) so many of the parking spaces on the Land are taken as to reduce the parking ratio below that which is required by the zoning ordinance applicable to the Project, and Landlord's failure to provide substantially similar alternative parking adjacent to the Demised Premises reasonably acceptable to Tenant within sixty (60) days after such taking, or (iii) so much of the Demised Premises is taken that access to the Demised Premises is materially impeded, as reasonably determined by Tenant.

          (c) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 22(b) above, Tenant shall restore, using all reasonable speed and diligence, the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking and Landlord, to the extent of the award Landlord receives in excess of the costs of collecting the award and value of the Land taken (herein, the "Net Condemnation Proceeds"), shall release the Net Condemnation Proceeds to Tenant for that purpose and Tenant shall have the right to participate in any proceeding relating to the awarding of restoration damages. There shall be an equitable abatement of the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking. Determination of such loss of use of the Demised Premises after a partial taking shall be mutually agreed to by the parties within sixty (60) days from the date of the taking and if the parties can not so agree, then such loss of use shall be determined in accordance with the Dispute

Resolution Procedure (as defined in Section 34), with real estate appraisers having at least ten (10) years experience appraising commercial real estate, including build-to-suit leases, serving as Officials. Pending such determination, Tenant shall continue to pay the Base Rent and Additional Rent as herein originally specified, and upon such determination, if Tenant is entitled to a refund because of an overpayment of Base Rent or Additional Rent, Landlord shall make the same promptly, or in lieu thereof credit the amount thereof to future installments of Base Rent or Additional Rent as they become due.

          (d) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 22, without deduction therefrom for any estate vested in Tenant by this Lease, and, subject to Section 22(c) above, Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of the unamortized tenant improvements (installed in accordance with Section 19 at Tenant's expense), Tenant's moveable trade fixtures, machinery and moving expenses, provided that, in any case, the making of such claim shall not and does not adversely affect or diminish Landlord's award.

     23.  Tenant's Default.

          (a) The occurrence of any one or more of the following events shall constitute an event of default (herein referred to as an "Event of Default") of Tenant under this Lease:

          (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after receipt of written notice from Landlord of such failure;

          (ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

          (iii) if the Demised Premises become abandoned for more than ten (1O) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date (or within a reasonable time thereafter);

          (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails either (A) to discharge, (B) bond such lien, or
(C) post security with Landlord acceptable to Landlord, within thirty (30) days after receipt by Tenant of ,written notice thereof;

          (v) if Tenant violates the provisions of Section 30 of this Lease by attempting to make an unpermitted assignment or sublease;

          (vi) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure;

          (vii) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

          (viii) if Tenant or any guarantor of this Lease is adjudicated insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

          (ix) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

          (x) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

          (b) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 23):

          (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and subject to any duty of Landlord to mitigate its damages imposed by then-applicable laws, Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, without notice, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; or

          (ii) Terminate this Lease as provided in Section 23(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of
(A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date of the original Term (or any applicable extension or renewal term then in effect) had this Lease not been terminated

(the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any, shall be discounted to present value at the "Treasury Yield" [as defined below] rate for the Remaining Term), plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises, all of which excess sum shall be deemed immediately due and payable; provided, however, that such payments shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H. 15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord, seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the Remaining Term,
(d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (o current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

          (iii) Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Demised Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and, subject to any duty of Landlord to mitigate its damages imposed by then-applicable laws, Landlord may rent the Demised Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. Subject to any duty of Landlord to mitigate its damages imposed by then-applicable laws, Landlord shall in no way be responsible or liable for any failure to rent the Demised Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Demised Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured and proceed under subsections 23(b)(i) or 23(b)(ii) above; or

          (iv) Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Demised Premises and without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses ,which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

          (v) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

          (vi) To the extent permitted by then-applicable law, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

          (vii) Foreclose any security interest in the property of Tenant which Landlord may have under the laws of the state where the Building is located or under this Lease, including the immediate taking of possession of all property on or in the Demised Premises; or

         (viii) Pursue such other remedies as are available at law or in equity.

          (c) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant whether provided for herein or by law) as a result of such termination or default.

          (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

          (e) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

          (f) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

          (g) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof the other party.

          (h) The rights granted to Landlord in this Section 23 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Base Rent, Additional Rent or damages accruing to Landlord by reason of any Event of Default. If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses. Other than in connection with a claim arising from the negligence or intentional misconduct of Landlord, its employees, agents or representatives, if Landlord shall be made a party to any litigation commenced against Tenant as a result of this Lease, Landlord's ownership of the Demised Premises or the relationship of Landlord and Tenant arising by virtue of this Lease, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation. Notwithstanding anything to the contrary contained herein, in the event any third party prevails in any action to which Landlord is made a party and it is ultimately determined that there was no negligence or intentional misconduct on the part of Landlord, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation.

     24. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the Lender to enter upon the Demised Premises at all reasonable times for the purposes of (a) inspecting the Demised Premises, (b) making any necessary repairs thereto pursuant to Section 18(f),and (c) performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease; provided that, except in the case of an emergency, Landlord shall give the Tenant reasonable prior notice not less than two (2) days in advance of Landlord's intended entry into the Building. Nothing herein shall imply any duty upon the part of Landlord to do any of the work described in clause (c) above, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform such work. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant.

     25.  Lender's Rights.

          (a)  For purposes of this Lease:

          (i) "Lender" as used herein means the holder of a Mortgage;

          (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

          (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

          (c) Tenant shall, in confirmation of the subordination set forth in
Section 25(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

          (d) If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of Lender's Mortgage.

          (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease, and Tenant shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, or (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease which are not continuing, (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

          (f) In the event there is a Mortgage at any time during the Term, Landlord shall cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 25 (an "SNDA"), and Tenant's agreement (i) to attorn to Lender and (ii) that the Lease is subordinate to such Mortgage, is conditioned upon Tenant's receipt of such SNDA.

     26.  Estoppel Certificate and Financial Statement.

          (a) Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver to the requesting party, a statement in writing in recordable form certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified) and (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best knowledge of the signer of such certificates, there exists any failure by Landlord to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the signer may have knowledge, (iv) (if such be the case) the Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, (v) and as to such additional matters as may be reasonably requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any Lender or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

          (b) If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     27. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Demised Premises.

     28. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing and either
(i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or
(iii) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(k) (as the same may be changed by giving written notice of the aforesaid in accordance with this
Section 28). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

     29. Brokers. Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(m) (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnities Landlord against and from any claims for any brokerage commissions arising by, through or under Tenant (except those payable to the Broker, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of the Lease for any reason.

     30.  Assignment and Subleasing.

          (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord's prior written consent. For purposes of this
Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord reasonably determines (i) that the prospective assignee or subtenant is not of a financial strength to satisfy its obligations under such assignment or sublease, (ii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building, or the Project or (iii) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.

          (b) If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, Tenant shall give Landlord written notice no later than forty-five (45) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (ii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant's assignment or subleasing of such space (in which event Landlord shall specify the particular reason(s) why Landlord refused such request) and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have elected option (ii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

          (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving

Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     31.  Termination or Expiration.

          (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

          (b) At the expiration or earlier termination of the Term, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, ordinary wear and tear only excepted.

          (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the par-ties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term or (ii) one hundred fifty percent (150%) of the then current fair market rental value of the Demised Premises. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

     32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid
(i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first two occasions during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount, plus interest on the amount past due at a rate equal to the lesser of (X) fifteen percent (15%) per annum or (Y) the maximum interest rate allowed under applicable law (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

     33. Rules and Regulations. Tenant agrees to abide by the Rules and Regulations set forth on Exhibit "C" attached hereto, as well as other rules and regulations reasonably promulgated by the Landlord from time to time, and the declaration of protective covenants for the Project, attached hereto as Exhibit "D", as it may be amended from to time, including to add the Property thereto (herein, the "Protective Covenants"), which Protective Covenants shall run with the Land and be binding on Tenant, its successors and assigns.

     34.  Dispute Resolution Procedure.

          (a) In the event that a dispute arises between Landlord and Tenant under the Lease, and the Lease specifically provides that the dispute resolution procedure outlined in this Section 34 (herein referred to as the "Dispute Resolution Procedure") shall be utilized, the par-ties shall proceed as follows:

          (i) The party electing to proceed under the procedures outlined herein (the "Electing Party") shall give written notice of such election to the other party (the "Other Party"), and shall designate in writing the Electing Party's selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the "Official") who shall act on the Electing Party's behalf in determining the disputed fact.

          (ii) Within twenty (20) days after the Other Party's receipt of the Electing Party's selection of an Official, the Other Party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party's behalf in determining the disputed fact.

          (iii) Within twenty (20) days of the selection of the Other Party's Official, the two (2) Officials shall render a joint written determination of the disputed fact. If the two (2) Officials are unable to agree upon a joint written determination within such twenty (20) day period, each Official shall render his or her own written determination and the two Officials shall select a third Official within such twenty (20) day period. In the event the two Officials are unable to select a third Official within such twenty (20) day period, then either party may apply to a court of original jurisdiction in Collin County, Texas for appointment by such court of such third Official.

          (iv) Within twenty (20) days after the appointment of the third Official, the third Official shall select one of the determinations of the two
(2) Officials originally selected, without modification or qualification.

          (v) If either Landlord or Tenant fails or refuses to select an Official, the Official selected shall alone determine the disputed fact. Landlord and Tenant agree that they shall be bound by the determination of disputed fact pursuant to this subsection. Landlord shall bear the fee and expenses of its Official, Tenant shall bear the fee and expenses of its Official, and Landlord and Tenant shall share equally the fee and expense of the third Official, if any.

     35.  Miscellaneous.

          (a) The parties hereto hereby covenant and agree that any present or future law to the contrary notwithstanding, this Lease shall not terminate, except as herein specifically provided, and Landlord shall receive the Base Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement, reduction, set-off, counterclaim, defense or deduction and not diminished by (i) any imposition of any public authority of any nature whatsoever during the Term, notwithstanding, any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (ii) any expenses or charges required to be paid by Tenant to maintain, restore or replace the Demised Premises or to protect Landlord's ownership of the Demised Premises, other than payments under any Mortgage now existing or hereafter created by Landlord. The obligations of Tenant hereunder shall not be affected by reason of any damage to or destruction of the Demised Premises except as expressly otherwise provided to the contrary in this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or void this Lease, solely as a result of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord.

          (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalidity is essential to the rights of either or both parties, then the affected party shall have the right to terminate this Lease on written notice to the other.

          (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

          (d) TIME IS OF THE ESSENCE OF THIS AGREEMENT.

          (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

          (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, promises, letters of intent or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

          (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

          (h) Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

          (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

          (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

          (k) This Lease shall be interpreted under the laws of the State in which the Demised Premises is located.

          (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

          (m) All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the parties hereto and their permitted successors and assigns.

          (n) None of the covenants, terms or conditions of this Lease to be kept and performed by either party shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed and delivered by both parties.

          (o) To the extent permitted by law, each of Tenant and Landlord hereby expressly waives any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to this Lease, or in any way connected with, related to, or incidental to the dealings of Landlord and Tenant with respect to this Lease, in each case whether now existing or hereafter arising, and whether sounding in contract, tort, or otherwise. To the extent permitted by law, each of Tenant and Landlord hereby agrees that any such action, cause of action, claim, demand or proceeding shall be decided by a court trial without a jury and that Tenant or Landlord may file a copy of this Lease with any court or other tribunal as written evidence of the consent of each of Tenant and Landlord to the waiver of its right to trial by jury.

     36. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit E, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

     37. Lease Date. For purposes of this Lease, the terms "Lease Date", "date of this Lease" or similar terms used herein shall mean the later date upon which this Lease is signed by Landlord and Tenant.

     38. Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit F.

Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

     39. No Offer Until Executed. The submission of this Lease to Tenant for examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


                                 LANDLORD:

Date:  September 14, 2000    INDUSTRIAL DEVELOPMENTS INTERNATION (TEXAS), L.P.,
     --------------------
                                 a Georgia limited partnership

                                 By:  ID International (Texas), Inc., a Georgia
                                     corporation, its sole general partner

                                     By: /s/ Timothy J. Gunter
                                        ----------------------
                                        Name:  Timothy J. Gunter
                                             -------------------
                                        Title:  Secretary
                                              -----------

                                     Attest: /s/ Gregory J. Ryan
                                            --------------------
                                          Name:  Gregory J. Ryan
                                               -----------------
                                          Title:  Assistant Secretary
                                                ---------------------

                                              [CORPORATE SEAL]


                                 TENANT:

Date:  September 5, 2000    ACT MANUFACTURING, INC., a Delaware corporation
     -------------------


                                 By: /s/ John A. Pino
                                    -----------------
                                    Name:  John A. Pino
                                         --------------
                                    Title:  President & CEO
                                          -----------------


                                 Attest: /s/ Jeffrey B. Lavin
                                       ----------------------
                                     Name:  Jeffrey B. Lavin
                                          ------------------
                                     Title:  VP Finance
                                           ------------

                                              [CORPORATE SEAL]

                                  ATTESTATION
Landlord:
--------

STATE OF GEORGIA

COUNTY OF FULTON

     BEFORE ME, a Notary Public in and for said County, personally appeared Tim Gunter and Greg Ryan, known to me to be the person(s) who, as Secretary and Assistant Secretary, respectively, of ID International (Texas), Inc., a Georgia corporation, the corporation which executed the foregoing instrument in its capacity as general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation, in its capacity as general partner of Landlord, that the same is their free act and deed and they were duly authorized thereunto by the corporation and the partnership.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 14th day of September, 2000.

                              /s/ Bonnie E. Monocel
                              ---------------------
                              Notary Public
                              My Commission Expires:
Tenant:
------

STATE OF MASSACHUSETTS

COUNTY OF MIDDLESEX

     BEFORE ME, a Notary Public in and for said County, personally appeared John
A. Pino and Jeffrey B. Lavin, known to me to be the person(s) who, as President and CEO and VP of Finance, respectively, of ACT Manufacturing, Inc., the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 5th day of September, 2000.

                              /s/ Page A. McCoy
                              -----------------
                              Notary Public
                              My Commission Expires:

                                   EXHIBIT A
                                   ---------

                              PROPERTY DESCRIPTION

STATE OF TEXAS:
COUNTY OF COLLIN:

BEING a tract of land situated in the J.T. McCullough Survey, Abstract No. 633 and the James Ledbetter Survey, Abstract No. 545, City of Plano, Collin County, Texas, being a portion of that same tract of land (Tract No. 2) as described in deed to ASG Plano Industrial, Ltd., recorded in County Clerk's File No. 95-0060322 of the Real Property Records of Collin County, Texas and being more particularly described as follows:

COMMENCING at a 1" iron rod found at the intersection of the northerly line of Plano Parkway (Variable width R.O.W. per Cabinet F, Slide 18 and Cabinet F, Slide 119 of the Plat Records of Collin County, Texas (PRCCT)), with the west line of Los Rios Boulevard (110' R.O.W. per Cabinet F, Slide 18, PRCCT), same being the southeast corner of said ASG Plano Industrial, Ltd. Tract No. 2, from which a 5/8" iron rod found at the intersection of the northerly line of said Plano Parkway, with the east line of said Los Rios Boulevard bears S 77 (degrees) 42'00" E, 111.62 feet;

THENCE along the northerly line of said Plano Parkway and the south line of said ASG Plano Industrial, Ltd. Tract No. 2, the following:

    N 77 (degrees) 42'00" W, a distance of 596.70 feet (Deed & Plat 596.80 feet) to a 1/2" iron rod with a plastic cap set at the point of a curvature of a circular curve to the left, having a radius of 905.00 feet;

    Northwesterly, along said circular curve to the left, through a central angle of 12 (degrees) 30'30", an arc distance of 197.57 feet and having a chord that bears N 83 (degrees) 57'1 5" W, 197.18 feet to a 1/2" iron rod with a plastic cap set at the point of tangency;

    S 89 (degrees) 47'30" W, a distance of 381.57 feet to a 1/2" iron rod with a plastic cap set at the POINT OF BEGINNING of the herein described tract of land;

    S 89 (degrees) 47'30" W, a distance of 396.00 feet to a cut "x" in concrete set previously at an angle point in the north line of said Plano Parkway (Per Cabinet K, Slide 362, PRCCT);

THENCE N 00 (degrees) 12'30" W, departing the south line of said ASG Plano Industrial, Ltd. Tract No. 2, along an offset in the north line of said Plano Parkway, at a distance of 5.00 feet passing a cut "x" in concrete set previously at an angle point in the north line of said Plano Parkway and the southeast corner of Lot 3, Block 1 of Replat of Lots 3 & 4, Block 1, Plano Business Park, an addition to the City of Plano, Collin County, Texas as recorded in Cabinet L, Slide 645, PRCCT, departing the north line of said Plano Parkway, along the east line of said Lot 3, at a distance of 400.00 feet passing a 1/2 iron rod set previously at the northeast corner of said Lot 3 and the easterly most southeast corner of Replat Lot 2R, Block 1, Plano Business Park, an addition to the City of Plano, Collin County, Texas as recorded in Cabinet L, Slide 937, PRCCT, continuing along the east line of said Lot 2R, a total distance of 846.07 feet to a City of Plano monument set previously in the north line of said ASG Plano Industrial, Ltd. Tract No.-2 and the southerly line of a 100' Right-of-Way described in deed to Dallas Area Rapid Transit Property Acquisition Corporation (D.A.R.T.) as recorded in Volume 3424, Page 126 of the Deed Records, Collin County, Texas, at the northeast corner of said Lot 2R, from which a 1" iron rod found at the intersection of the southerly line of said D.A.R.T. tract, with the east line of Shiloh Road (140 R.O.W. per Cabinet F, Slide 18, PRCCT) bears N 79 (degrees) 32'43" W, 1474.68 feet;

 THENCE S 79 (degrees) 32'43" E, along the southerly line of said D.A.R.T. tract and the north line of said ASG Plano Industrial, Ltd. Tract No. 2, a distance of 402.96 feet to a 1/2" iron rod with a plastic cap set at the northeast corner of the herein described tract of -land, from which a I" iron rod found at the intersection of the south line of said D.A.R.T. tract, with the east line of said Los Rios Boulevard bears S 79 (degrees) 32'43" E, 1323.39 feet;

 THENCE S 00 (degrees) 12'30" E, departing the south line of said D.A.R.T. tract, traversing said ASG Plano Industrial, Ltd. Tract No. 2, parallel to and
 396.00 feet east of the east line of said Lot 2R, Block 1 and Lot 3, Block 1, a distance of 771.51 feet to the POINT OF BEGINNING and containing 320,281 square feet or 7.353 acres of land.

                                 Exhibit "A-1"
                                  [Site Plan]

                                 Exhibit "A-2"
                                  [Floor Plan]

                                 Exhibit "A-3"
                                [Elevation Plan]

                                   EXHIBIT B
                             Permitted Encumbrances


 Easement granted by The Southwestern Town Lot Corporation to City of Plano, dated March 20, 1978, filed for record on May 3, 1978 and recorded in Volume 1107, Page 312, Deed Records, Collin County, Texas as shown on survey dated July 20, 2000, prepared by Goodwin And Marshall, Inc. (Affects Tracts 1 and 2)

 Terms, provisions, easements and conditions contained in Reciprocal Driveway Easement executed by and between Industrial Development International (Texas) L.P. and ASG Plano Industrial, Ltd., a Texas limited partnership, dated June 2, 1997, filed for record on June 4, 1997 and recorded in Volume 3925, Page 652,- Land Records, Collin County, Texas. (Affects Tract 1)

 Easement granted by ASG Plano Industrial, Ltd., a Texas limited partnership to City of Plano, dated May 30, 1997, filed for record on June 4, 1997 and recorded in Volume 3925, Page 630, Land Records, Collin County, Texas. (Affects Tract 1)

 Easement granted by ASG Plano Industrial, Ltd., a Texas limited partnership to City of Plano, dated May 30, 1997, filed for record on June 4, 1997 and recorded in Volume 3925, Page 638, Land Records, Collin County, Texas. (Affects Tract 1)

 Easement granted by ASG Plano Industrial, Ltd., a Texas limited partnership to City of Plano, dated May 30, 1997, filed for record on June 4, 1997 and recorded in Volume 3925, Page 645, Land Records, Collin County, Texas. (Affects Tract 1)

 Terms, provisions, easements and conditions contained in Easement Agreement executed by and between Industrial Developments International L.P. and Cabot industrial Properties, L.P., dated December 9, 1999, filed for record on December 9, 1999 and recorded in Volume 4559, Page 1402, Land Records, Collin County, Texas. (Affects Tract 1)

All of the oil, gas and other minerals and all other elements not considered a part of the surface estate are excepted herefrom, not insured herein nor guaranteed hereunder, all having been reserved in instrument recorded in Volume 1322, Page 377, Deed Records, Collin County, Texas. (Affects Tract 1 and 2)

                                   EXHIBIT C
                                   ---------

                             RULES AND REGULATIONS

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of Buildings in the Project in order to insure the safety, care and cleanliness of the Project and the preservation of order therein.

     1. The sidewalks, entrances, passages, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Except to comply with Tenant's maintenance and repair obligations set forth in the Lease, no tenant and no employees of any tenant shall go upon the roof of any Building without the consent of Landlord.

     2. No awnings or other projections shall be attached to the outside walls of any Building.

     3. The washroom partitions, mirrors, washbasins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances shall be thrown therein.

     4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from any Building, other than odors which are customary in connection with the Permitted Use, and then only to the extent the same are in compliance with all applicable laws.

     5. No Building, or any portion thereof, shall be used for lodging or sleeping or for any immoral or illegal purposes.

     6. No tenant of any Building shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

     7. Each tenant must, upon the termination of this tenancy, restore to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     8. If any tenant shall employ one or more persons to do janitorial or other similar work in its demised premises, that tenant shall, while such persons are outside the Demised Premises, follow such directions as the manager of the Building may prescribe with respect to the control of such persons, and such tenant shall be responsible for all acts of such persons.

     9. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent such activity.

     10. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. Except for alterations which are otherwise permitted under the Lease without Landlord's consent, no boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to any portion of any building within the Project shall be subject to the approval of Landlord.

     11. Parking spaces associated with any Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express ,written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

     12. No tenant shall use any area of the Project for storage purposes other than the interior of its Demised Premises.

                                   EXHIBIT D
                              PROTECTIVE COVENANTS

     That certain Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Plano Business Park dated May 24, 1999 and recorded in Volume 4426, Page 1803, Deed Records, Collin County, Texas, as amended

                                   EXHIBIT E
                              SPECIAL STIPULATIONS

     The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

     1.  Construction of Demised Premises.

          (a) Notwithstanding the provisions of Section 18 of this Lease, Landlord shall be responsible for the cost of the construction of the interior improvements within the Demised Premises only up to an amount equal to $2,000,000.00 (the "Tenant Allowance"). Upon substantial completion of said interior improvements, Landlord shall deliver to Tenant a bill for all amounts in excess of the Tenant Allowance. Tenant agrees to pay such bill in fall. to Landlord within thirty (30) calendar days following receipt of such bill.

          (b) For purposes of this Special Stipulation, the cost of the construction of said interior improvements shall be deemed to include, but not be limited to, the cost of the Plans and Specifications, permits and all tenant buildout, including, without limitation, demising walls, utilities, and the heating, ventilating and air conditioning system; provided however that Landlord agrees that the first $ 1 0,000.00 spent on architectural and construction plans and drawings shall be at Landlord's sole cost and expense and shall not be included within the cost of construction of the interior improvements for purposes of the Tenant Allowance.

          (c) Nothing contained herein shall relieve Landlord of its obligation to construct the shell Building, in accordance with agreed upon Plans and Specifications, at Landlord's sole cost and expense and not as a component of the Tenant Allowance.

          (d) Within thirty (30) calendar days after Substantial Completion of the Building, either party may have the Building measured by an architect using accepted BOMA Standards, based on a "drip-line" measurement from the outside of the exterior walls of the Building. The architect is subject to the other party's prior approval, which approval will not be unreasonably withheld or delayed. The square footage so certified by such architect shall conclusively determine the Building Square Footage for all purposes under this Lease. If the Building Square Footage is less than the amount set forth in Section I (b) of the Lease by more than 300 square feet, the Annual Base Rent and Monthly Base Rent Installments shall be adjusted downwards on the basis of the square footage of the Building so certified by such architect, using the annual rental rates per square foot of $8.36 per square foot during Lease Years I through 5 and $9.62 per square foot during Lease Years 6 through 10. If neither party elects to have the Demised Premises and Building measured in accordance with this paragraph, then the square footage of the Building shall be deemed to be as set forth in Section I (b) of the Lease.

     2.  Option to Extend Term.

          (a) Landlord hereby grants to Tenant two (2) options to extend the Term for a period of five (5) years, each such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (I 80) days prior to (but not more than two hundred ten (2 1 0) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

          (b) If Tenant exercises its options to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenants notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises, which amount shall be based on
     (i) ninety-five percent (95%) of the market rate for such space (with respect to the first five (5) year option), and (ii) one hundred percent (100%) of the market rate for such space (with respect to the second five
     (5) year option). Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent and that Tenant elects to determine the Prevailing Market Rate (as defined and calculated below). If Tenant does not notify Landlord of such election within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant. The phrase "Prevailing Market Rate" shall mean ninety-five percent (95%) of the then prevailing market rate for base minimum rental calculated on a per square foot basis for leases covering buildings comparable to the Building (as adjusted for any variances between such buildings and t ` he Building) located in the area of Collin County, Texas (hereinafter referred to as the "Market Area"). The Prevailing Market Rate shall be determined by an appraisal procedure as follows:

          In the event that Tenant notifies Landlord that Tenant disagrees with Landlord's determination of the market rate and that Tenant elects to determine the Prevailing Market Rate, then Tenant shall specify, in such notice to Landlord, Tenant's selection of a real estate appraiser who shall act on Tenant's behalf in determining the Prevailing Market Rate. Within twenty (20) days after Landlord's receipt of Tenant's selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord's behalf in the determination of the Prevailing Market Rate. Within twenty (20) days of the selection of Landlord's appraiser, the two (2) appraisers shall render a joint written determination of the Prevailing Market Rate, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation age, location, setting and type of building. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty (20) day period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Prevailing Market Rate by selecting, without change, the determination of one (1) of the original appraisers as to the Prevailing Market Rate and such determination shall be final, conclusive and binding. All appraisers selected in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this paragraph. Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

          (c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Additional Rent as provided in this Lease; provided, however, that any improvement allowances, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option.

     3. Lease Contingency. This Lease, and all obligations of Landlord and Tenant hereunder, are made expressly contingent on Landlord acquiring fee simple title to the Land on or before the date which is thirteen (13) business days following the date Landlord (or its legal counsel) receives original counterparts of the Lease as executed by Tenant. Landlord and Tenant acknowledge that Landlord is currently under contract to purchase the Land from ASG Plano Industrial, Ltd., the current record title holder thereof ("Seller"). Landlord represents and warrants to Tenant that Landlord's obligations to purchase the Land from Seller are not subject to any specific contingency related to Landlord's ability to obtain financing for the acquisition of the Land. Landlord agrees that simultaneously with its execution of the Lease, Landlord will deliver to Seller notice of Landlord's intent and desire to close on the acquisition of the Land as soon as possible, in the time prescribed by the terms of the contract between Landlord and Seller. In the event that Landlord, for whatever reason, does not acquire fee simple title to the Land on or before the date set forth above, then, (i) Landlord will promptly notify Tenant thereof and (ii) at either Landlord's or Tenant's option, this Lease will terminate and be of no further force or effect except for any obligations which, by the terms hereof, expressly survive any such termination.

     4. Environmental Matters. If and only if Tenant complies with all of the following conditions and with Section 17 of this Lease, Tenant may use and store the substances in the Demised Premises of the type and in the quantities described on Exhibit E-1 attached hereto:

(i) Tenant uses and stores all such substances in accordance with all applicable Environmental Laws; (ii) Tenant obtains all necessary permits and uses and stores such substances in compliance with those permits; (iii) Tenant uses and stores all such substances in accordance with the Materials Safety Data Sheets ("MSDS Sheets") which Tenant has provided to Landlord, (iv) Tenant does not use or store any of such substances (or any other substances) in a manner that would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; and (v) Tenant shall not use or store such substances (or any other substances) in a manner as to cause Tenant to become regulated as a generator under RCRA other than as a Conditionally Exempt Small Quantity Generator as defined by RCRA. "Conditionally Exempt Small Quantity Generator" shall mean the current RCRA definition of a generator of not more than 100 kg. of hazardous wastes per month. For purposes of this weight limitation item only, "hazardous wastes" means only those materials defined as "hazardous wastes" upon the effective date of this Lease.

                                  EXHIBIT E-1

                                 SMT CHEMICALS


The following items are the chemicals that will be predominately used in the SMT process. The brief explanation with each chemical is based on equipment and processes that are planned to be in use.

     -  Solder ( Raw Bar Stock)     SEE MSDS 822 rev 08/03/93
        ------

     The raw bar solder is to be used in the wave solder application- Small amounts of solder dross will accumulate on top of the wave. This dross will be removed about twice per shift, Precautions will be put in place to ensure dross is handled properly. The dross is fully recyclable via the solder vendor selected.

          (No hazards associated when following proper procedures)

     -  Solder Paste                SEE MSDS 637 rev 04/29/94
        ------------

     The solder paste will be the most widely used chemical in the SMT area. It's a Formulation of tiny solder spheres and flux held together with a binding agent. Most of the solder paste will be reflowed leaving behind flux compounds. These flux residues will be washed off by the aqueous cleaning system. The aqueous cleaning system is closed looped, ( the water used will be recycled) and not sent to drain. The flux compounds will be captured in a series of carbon and resin beds. When the beds become saturated they will be sent to an approved vendor for regeneration.

     The solder paste that is not reflowed (miss printed boards and solder stencils) will be washed off with the stencil cleaner. The stencil cleaner in mind uses D.I. water and a mild detergent in conjunction with ultrasonics. The stencil cleaner effectively cleans until the point where the solution becomes saturated with pastes. At the point of saturation the waste water is pumped to an evaporator, which is part of the entire stencil cleaner system. The water is evaporated off and the remaining waste can be handled as hazardous waste or, may possibly be recycled.

          (No hazards associated when following proper procedures)

     -  Flux  SEE MSDS 354 rev 12/27/90
        ----

    Most of the fluxes used will be a water soluble type that will be cleaned off in the closed loop water cleaner. The highest percentage of flux will be sprayed on boards in the wave solder Machine. The wave is equipped with a fire suppression system (CO2 charged) in the extreme case a fire should occur.

          (No hazards associated when following proper procedures)

     -  Nitrogen                    SEE MSDS AIRCO NITROGEN, GAS

    Some of the equipment used in the SMT area will utilize nitrogen as an inerting gas. A pad outside of the plant will -need to be poured to support a tank of approximately 11000 gallons. The actual tank Size will more than likely be in the range of 3000 - 6000 gallons, but the pad size should be sized for a larger tank for, upgrading to a larger tank is more cost effective than pouring a new pad. The tank will be installed by a licensed team supplied by the nitrogen vendor we choose. The nitrogen will also need to be plumbed from the tank to the equipment. Safety requirements will need to be adhered to ensure that no liquid nitrogen reaches the equipment. The levels of nitrogen are such that it will not asphyxiate personnel.

          (No hazards associated when following proper procedures)


     -  SMT Adhesive                SEE MSDS 874 REV 01/18/95
        ------------

    An adhesive for attaching parts to the bottom side of boards will be used. The adhesive has not been selected at this time but, there are no known safety issues with many of the adhesives used for this application.

          (No hazards associated when following proper procedures)

                                   EXHIBIT F

                            CERTIFICATE OF AUTHORITY
                                  CORPORATION

     The undersigned, Secretary of ACT Manufacturing, Inc., a Delaware corporation ("Tenant"), hereby certifies as follows to Industrial Developments International (Texas), L.P., a Georgia limited partnership ("Landlord"), in connection with Tenant's proposed lease of Building E, at Plano Business Park, Collin County, Texas (the "Premises"):

     1. Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Texas.

     2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

John A. Pino                                       CEO/President                          /s/ John A. Pino
------------------------------------  ---------------------------------------  ---------------------------------------
               (name)                                 (title)                                (signature)


------------------------------------  ---------------------------------------  ---------------------------------------
               (name)                                 (title)                                (signature)


------------------------------------  ---------------------------------------  ---------------------------------------
               (name)                                 (title)                                (signature)

     3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held September 5, 2000.


                                                  /s/ Jeffrey B. Lavin
                                                  --------------------
                                                  Secretary

                                                       [CORPORATE SEAL]

                                   EXHIBIT G
                                   ---------


                     INDUSTRIAL DEVELOPMENTS INTERNATIONAL
                                SOUTHWEST REGION
                                SIGNAGE CRITERIA
                                ----------------

All signs, including temporary signs, must be approved in writing by the Landlord prior to installation. The location, size, color and construction of signs will be in keeping with the character of IDI' Southwest region. Unless otherwise approved in writing by the Landlord, only one (1) sign shall be permitted for each occupant. Except as set forth in subsection c below, only signs identifying the occupant shall be permitted. All signs must be either attached to the building or ground mounted and adhere to the following guidelines:

a.  Building Mounted Signs:

(1) Shall be installed by Landlord, at the expense of Tenant, so as to be parallel to and contiguous with the building wall.

(2)  Shall not project more than ten (10) inches from the building wall.

(3) Shall have a maximum mounting height equal to three-fourths (3/4) the height of the building surface on which it is placed or as designated by Landlord.

(4) Shall have all capital letters constructed as separate pieces of individual construction.

(5) The maximum height of each letter shall be 24" on a single line sign and 18" maximum on a double line sign.

(6) Shah be a design and material compatible with the building design and materials. The lettering color and material at your project, shall be of a matte finished black plex. face, or color approved by Landlord.

(7) A logo sign and/or a sign identifying products or services shall be allowed on the door or on the storefront glass panel adjacent to the door. Such logo and lettering shall be of vinyl construction and not cover more than 25% of the door or adjacent glass panel. These signs must be approved in writing by Landlord prior to installation,

b.   Ground Mounted Signs:

(1)  Shall not be closer than ten (10) feet from any property line.

(2)  Shall not be closer than three (3) feet from a driveway or parking area.

(3)  Shall not have a gross surface area of more than forty (40) square feet.


                                      G-1